Exhibit 10.1

INSITUFORM TECHNOLOGIES, INC.

___________________________________

THIRD AMENDMENT
TO
NOTE PURCHASE AGREEMENT

Dated as of March 28, 2007

___________________________________

Re: Note Purchase Agreement dated as of April 24, 2003
and
$65,000,000 Senior Notes, Series 2003-A,
Due April 24, 2013

THIRD AMENDMENT
TO
NOTE PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT dated as of March 28, 2007 (the or this “Third Amendment”) is between INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and each of the institutions holding a Note (as hereinafter defined) and party hereto (collectively, the “Noteholders”).

Recitals:

    A.    The Company entered into the Note Purchase Agreement dated as of April 24, 2003 (as amended, supplemented or otherwise modified through the date hereof, the “Note Agreement”), pursuant to which the Company issued its 5.29% Senior Notes, Series 2003-A, due April 24, 2013 in the original aggregate principal amount of $65,000,000 (as amended, supplemented or otherwise modified through the date hereof, the “Notes”).

    B.    The Company and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth in order to reflect certain agreements between the Company and the Noteholders.

    C.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

    D.    All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Third Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

 SECTION 1.        AMENDMENT TO THE NOTE AGREEMENT.

    Amendment to Schedule B (Definitions). Schedule B of the Note Agreement shall be and is hereby amended by amending the definition of “EBITDA” therein by adding a new clause (e) at the end thereof to read as follows:

“; plus (e) all non-recurring charges taken during the fiscal year ending December 31, 2007 relating to the discontinuance/disposition of the tunneling business of the Company and its Subsidiaries to the extent deducted in determining Consolidated Net Income for such period; provided that the aggregate pretax amount of such charges included in EBITDA pursuant to this clause (e) shall not exceed $34,200,000.”

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

To induce the Noteholders to execute and deliver this Third Amendment, the Company represents and warrants (which representations shall survive the execution and delivery of this Third Amendment) to the Noteholders that:

(a)    this Third Amendment has been duly authorized, executed and delivered by it and this Third Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)    the Note Agreement, as amended by this Third Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)    the execution, delivery and performance by the Company of this Third Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2(c), other than any violation, breach or default which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

(d)    as of the date hereof and after giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing;

 (e)    the financial statements of the Company for the fiscal year ended December 31, 2006 furnished to you do not, nor does any written statement furnished by the Company to you in connection with the execution and delivery of this Third Amendment, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company which the Company has not disclosed to you in writing which could reasonably be expected to have a Material Adverse Effect; and

(f)     The Company has not paid any consideration to any holder of indebtedness of the Company in connection with the transactions contemplated by this Third Amendment, except for (i) the legal fees of counsel to the holders of such indebtedness, and (ii) a fee of 5 bps paid to Bank of America, N.A. for the amendment to the Second Amended and Restated Credit Agreement dated as of March 26, 2006 (the “Bank Credit Agreement”) between the Company and Bank of America, N.A.

SECTION 3.	CONDITIONS TO EFFECTIVENESS OF THIS THIRD AMENDMENT.

This Third Amendment shall become effective when each of the following conditions has been satisfied:

(a)    executed counterparts of this Third Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b)    executed copies of a consent to this Third Amendment shall have been duly executed by the Subsidiaries which are parties to the Subsidiary Guaranties;

(c)    the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof;

(d)    the Company shall have paid a fee to each Noteholder in an amount equal to 5 bps of the outstanding principal amount of the Notes held by such Noteholder;

(e)    the amendment to the Bank Credit Agreement dated March 28, 2007 shall have been duly executed and delivered by the parties thereto and such agreement shall be in form and substance satisfactory to each Noteholder executing this Third Ame  the Company shall have paid the fees, costs, expenses and disbursements of Chapman and Cutler LLP, special counsel to the Noteholders, incurred in connection with the consummation of the transactions contemplated by this Third Amendment.

Upon receipt of all of the foregoing, this Third Amendment shall become effective. Delivery of this Third Amendment to the Company, duly executed by the holders of at least 51% of the outstanding principal amount of the Notes, shall acknowledge satisfaction of the foregoing conditions.

SECTION 4.	MISCELLANEOUS.

SECTION 4.1.     The Company acknowledges and agrees that by agreeing to the amendments of the Note Agreement set forth herein, the Noteholders shall not be deemed to have waived any rights as on account of any Default or Event of Default which may at any time hereafter exist under the Note Agreement, which rights are hereby expressly reserved by the holders of the Notes.

SECTION 4.2.    This Third Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

SECTION 4.3.     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Agreement without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.

SECTION 4.4.    The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

SECTION 4.5.    This Third Amendment shall be governed by and construed in accordance with Illinois law.

[Signature Pages to Follow]

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

INSITUFORM TECHNOLOGIES, INC.

By   /s/ David A. Martin
        Its Vice President and Controller

Accepted and agreed to as of the date first written above:

WACHOVIA CAPITAL MARKETS, LLC

By    /s/ Mark W. Ponder
        Mark W. Ponder
        Its Managing Director

Accepted and agreed to as of the date first written above:

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY

By    /s/ Richard A. Strait
        Richard A. Strait
                                            Its Authorized Representative

Accepted and agreed to as of the date first written above:

PRINCIPAL LIFE INSURANCE COMPANY

By Principal Global Investors, LLC, a
      Delaware limited liability company, its
      Authorized Signatory
By    /s/ Debra Svoboda
         Debra Svoboda
         Its EPP Counsel

By    /s/ James C. Fifield
         James C. Fifield
         Its Assistant General Counsel

MELLON BANK, N.A., solely in its capacity as
      Custodian for the Aviva Life - Principal
      Glob Priv Structured Settlements IMM ANN
      (as directed by the Principal Global
      Investors, LLC), and not in its individual
      capacity (MAC & CO) - Nominee Name

By     /s/ Bernadette Rist
         Bernadette Rist
         Its Authorized Signatory

                                 CALHOUN & CO., as nominee for Comerica
                                              Bank & Trust, National Association, Trustee
                                                                                                              to the Trust created by Trust Agreement
                                                                                                              dated October 1, 2002

                                                                               By     /s/ Annette Lawson
                                                                                                           Annette Lawson
   Its Attorney-in-Fact and Agent

Accepted and agreed to as of the date first written above:

ASSURITY LIFE INSURANCE COMPANY
       (Successor in Interest to Security
       Financial Life Insurance Co.)

By    /s/ Victor D. Weber
          Victor D. Weber
Its Senior Director - Investments